CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Monterey Homes Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial and Operating Data" in the prospectus.


/s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
May 6, 1998